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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2004

Merrill Merchants Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of in Company)	000-24715 (Commission File Number)	01-0471507 (IRS Employer Identification No.)

201 Main Street, Bangor, Maine 04401
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (207) 942-4800

Not Applicable
(Former name or former address, if changed since 1st report)

Items 1 through 4. Not Applicable

Item 5. Other Events

Exhibit No.	Description
99.1	Press release dated April 29, 2004 announcing the retirement of William C. Bullock, Jr. as Chairman.
99.2	Press release dated April 29, 2004 announcing new management responsibilities of Edwin N. Clift as CEO and Chairman of Merrill Merchants Bancshares, Inc. and the promotion of William P. Lucy to President of Merrill Merchants Bancshares, Inc.

Items 6. Not Applicable.

Item 7. Financial Statements and Exhibits.

        No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

Exhibit No.	Description
99.3	Text of written presentation that Merrill Merchants Bancshares, Inc. presented at the 2004 Annual Shareholders Meeting on April 29, 2004. The Company also intends to make such written presentation available to those individuals who request a copy on or after April 29, 2004.

Item 8. Not Applicable

Item 9. Regulation FD Disclosure.

  Annual Meeting Presentation

        On April 29, 2004, Merrill Merchants Bancshares, Inc. (the "Company") provided a presentation at its 2004 Annual Meeting of Shareholders. The Company also intends to make available a copy of the written presentation to those individuals who request a copy on or after April 29, 2004. Attached as Exhibit 99.3 of this Form 8-K is a copy of such written material.

Item 10-11. Not applicable.

Item 12. Not applicable.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL MERCHANTS BANCSHARES, INC.
By:	/s/ EDWIN N. CLIFT President and Chief Executive Officer

Dated: April 29, 2004

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Exhibit Index

Exhibit No.	Description
99.1	Press release dated April 29, 2004 announcing the retirement of William C. Bullock, Jr. as Chairman.
99.2	Press release dated April 29, 2004 announcing new management responsibilities of Edwin N. Clift as CEO and Chairman of Merrill Merchants Bancshares, Inc. and the promotion of William P. Lucy to President of Merrill Merchants Bancshares, Inc.
99.3	Text of written presentation that Merrill Merchants Bancshares, Inc. presented at the 2004 Annual Shareholders Meeting. The Company also intends to make such written presentation available to those individuals who request a copy on or after April 29, 2004.

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  Items 1 through 4. Not Applicable
  Item 5. Other Events
  Items 6. Not Applicable.
  Item 7. Financial Statements and Exhibits.
  Item 8. Not Applicable
  Item 9. Regulation FD Disclosure.
  Item 10-11. Not applicable.
  Item 12. Not applicable.
SIGNATURE
Exhibit Index